Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Sappi Limited, a public company organised under the laws of the Republic of South Africa (the “Company”) on Form 20-F for the period ending October 2, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that:

1.     the Report fully complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for, the periods presented in the Report.

Dated: December 20, 2005	By:	/s/ Jonathan Leslie
Jonathan Leslie

Chief Executive Officer

Dated: December 20, 2005	By:	/s/ Donald Wilson
Donald Wilson

Executive Director-Finance